UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 11, 2022

vTv Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

3980 Premier Drive, Suite 310 High Point, NC (Address of principal executive offices)	27265 (Zip Code)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VTVT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2022, the Board of Directors (the “Board”) of vTv Therapeutics Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed (i) Dr. Keith Harris as a member of the Board and a member and chair of the Audit Committee of the Board, effective immediately, and (ii) Dr. Fahed Al Marzooqi as a member of the Board, effectively immediately. Dr. Keith Harris and Dr. Fahed Al Marzooqi will each serve a term through the date of the next annual meeting of the Company’s stockholders. As of the date hereof, Dr. Fahed Al Marzooqi has not been appointed to serve on any Committee of the Board.

The Board has determined that Dr. Keith Harris qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K, and that each of Dr. Keith Harris and Dr. Fahed Al Marzooqi qualify as an independent director as required by the rules of the NASDAQ Capital Market.

Dr. Fahed Al Marzooqi was appointed to the Board pursuant to the previously announced common stock purchase agreement, dated as of May 31, 2022, between the Company, G42 Investments AI Holding RSC Ltd. and, solely for Sections 5.3, 5.11 and Section 6 therein, Group 42 Holding Limited.

Dr. Keith Harris is a London-based investment banker and financier with a 30-year career as a senior corporate finance and takeover advisor, having held senior executive positions at leading institutions including Morgan Grenfell, Drexel Burnham Lambert, Apax Partners, and HSBC Investment Bank.

Dr. Fahed Al Marzooqi is the Chief Operating Officer of G42 Healthcare, a position he has held since April 2021. Dr. Fahed has over 15 years’ experience with large and diverse organizations. Prior to joining G42 Healthcare, he was the Chief Administrative Officer at Cleveland Clinic Abu Dhabi, where he was an integral part of multiple high-impact strategic programs for the hospital.

Each of Drs. Harris and Al Marzooqi will receive the annual cash and equity compensation received by each of the Company’s independent directors, which includes an annual cash payment of $35,000, and an annual equity grant of 25,000 options following each annual meeting of the Company’s stockholders. Each of Drs. Harris and Al Marzooqi will also receive a grant of 25,000 options upon appointment. All directors are also reimbursed for their out-of-pocket expenses incurred in connection with their service.

The Company expects each of Drs. Harris and Al Marzooqi to enter into the standard director and executive officer indemnification agreement that it has with its directors and executive officers. A copy of the Company’s form of indemnification agreement was filed as Exhibit 10.7 to Amendment No. 4 to the Company’s Registration Statement on Form S-1, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Richard S. Nelson
Name:	Richard S. Nelson
Title:	Interim Chief Executive Officer

Dated: July 15, 2022